Exhibit 99.1

General Moly, Inc. — NYSE Amex and TSX: GMO

1726 Cole Blvd., Suite 115

Lakewood, CO 80401

Phone: (303) 928-8599

Fax: (303) 928-8598

GENERAL MOLY APPOINTS GREGORY P. RAIH TO BOARD OF DIRECTORS

LAKEWOOD, COLORADO — September 16, 2010, General Moly (NYSE Amex and TSX: GMO) announced that Gregory P. Raih has been appointed to the Board of Directors.  Mr. Raih will serve on the Audit and Governance and Nominating committees.

Mr. Raih has an extensive accounting background and served as a Partner at KPMG from 2002 to 2008 and held a variety of roles, including Partner, at Arthur Andersen from 1981 to 2002.  While at Arthur Andersen, Greg served as the global director of the firm’s mining industry practice and has significant experience with mining accounting and reporting issues.  He served as Engagement Partner on a number of mining clients, including Newmont Mining and BHP Billiton Base Metals.

Mr. Raih is a graduate of the University of Notre Dame.  He is also a member of the American Institute of Certified Public Accountants and the Colorado Society of Certified Public Accountants.

Bruce D. Hansen, Chief Executive Officer, said, “I am very pleased to welcome Greg Raih to General Moly as a Director.  Greg adds significantly to our Board by bringing mining industry accounting expertise, which will be extremely helpful as we grow as a company and as our financial reporting grows in complexity.  Our Board continues to strengthen with a diverse set of executives and industry experts, which will be an asset to our stockholders as we transition into development and ultimately production from the Mt. Hope project.”

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General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world’s largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Contact Information — General Moly:
Investors — Seth Foreman	(303) 928-8591	sforeman@generalmoly.com
Business Development — Greg McClain	(303) 928-8601	gmcclain@generalmoly.com

Website: http://www.generalmoly.com		info@generalmoly.com

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections.  Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company.  These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes.  The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled.  For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the SEC.  The Company undertakes no obligation to update forward-looking statements.